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                                                                      EXHIBIT 32

August 13, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of Delta Air Lines, Inc. ("Delta") for the quarter ended June 30, 2003 (the "Report").

         Each of the undersigned, the Chairman of the Board and Chief Executive Officer, and the Executive Vice President and Chief Financial Officer, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

         1. such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.


                                                /s/: Leo F. Mullin
                                                ----------------------------
                                                Name: Leo F. Mullin
                                                Chairman of the Board and
                                                Chief Executive Officer


                                                /s/: M. Michele Burns
                                                ----------------------------
                                                Name: M. Michele Burns
                                                Executive Vice President and
                                                Chief Financial Officer